AGREEMENT OF PURCHASE AND SALE dated as of May 21, 1998 (the "Agreement"), among Intelligroup, Inc., a New Jersey corporation ("Intelligroup"), Intelligroup Europe Limited (No. 3205142), a corporation formed pursuant to the laws of England and Wales and a wholly-owned subsidiary of Intelligroup ("Sub"), Timothy Hugh Fenner ("Fenner"), the sole shareholder of CPI Resources Limited (No. 2080824), a corporation formed pursuant to the laws of England and Wales ("Resources").

                                   WITNESSETH:

         WHEREAS, the Boards of Directors of Intelligroup and Sub have determined that it is advisable and in the best interests of their respective shareholders for Intelligroup and Sub to acquire the entire issued share capital of Resources ("Resources Capital") upon the terms and subject to the conditions set forth herein;

         WHEREAS, in furtherance of such acquisition, the Boards of Directors of Intelligroup and Sub have each approved the acquisition of Resources Capital by Sub (the "Acquisition");

         WHEREAS, pursuant to the Acquisition, the Resources Capital shall be acquired by Sub in exchange for the consideration set forth in Section 2.3 hereof upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Intelligroup, Sub and Fenner hereby agree as follows:

                                   ARTICLE 1.
                                   ----------

                                   DEFINITIONS
                                   -----------

         1.1. Defined Terms. As used herein, the terms below shall have the following meanings:

         "Affiliate" of a Person means any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Ancillary Agreements" means the Employment and Non-Compete Agreement, the Tax Deed and all other agreements required hereunder to consummate the Acquisition.

         "Assets" means the right, title and interest of Resources in and to its properties, assets and rights of any kind, whether tangible or intangible, real or personal, including without limitation the right, title and interest in the following:

                  (a)  all Contracts and Contract Rights;

                  (b)  all Fixtures and Equipment;

                  (c)  all Books and Records;

                  (d)  all Proprietary Rights;

                  (e)  all Permits;

                  (f) all cash, accounts receivable, deposits and prepaid expenses; and

                  (g)  all goodwill.

         "Average Share Price" means, as of any date of determination, the average of the closing prices of Intelligroup Stock on the Nasdaq National Market as reported in the Wall Street Journal for the 20 trading days ending on the day which is three trading days prior to such date of determination.

         "Balance Sheet" means the balance sheet of Resources as of the Balance Sheet Date.

         "Balance Sheet Date" means December 31, 1997.

         "Books and Records" means (a) all product, business and marketing plans, sales and promotional literature and artwork relating to the Assets or the Business, (b) all books, records, lists, ledgers, financial data, files, reports, product and design manuals, plans, drawings, technical manuals and operating records of every kind relating to the Assets or the Business (including records and lists of customers, distributors, suppliers and personnel) and (c) all telephone and fax numbers used in the Business, in each case whether maintained as hard copy or stored in computer memory and whether owned by Resources or any of its Affiliates.

         "Business" means the business and operations of Resources consisting in part of acting as a holding and management company and of providing software utilities for the management of data and applications within large organizations.

         "Closing" has the meaning set forth in Section 2.1(b).

         "Closing Date" means the date of the Closing.

         "Companies Act 1985" means the Companies Act 1985 (as amended by the Companies Act 1989) (both being UK statutes).

         "Consents" means any and all Permits and any and all consents, approvals or waivers from third parties that are required for the consummation of the transactions contemplated by this Agreement.

         "Contract Rights" means all rights and obligations under the Contracts.

         "Contracts" means all agreements, contracts, leases (whether for real or personal property), purchase orders, undertakings, covenants not to compete, employment agreements, confidentiality agreements, licenses, instruments, obligations and commitments to which Resources is a party or by which Resources or any of the Assets are bound or affected, whether written or oral.

         "Court Order" means any judgment, decision, consent decree, injunction, ruling or order of any foreign, federal, state or local court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

         "Default" means (a) a breach of or default under any Contract, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any

Contract or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

         "Employees" means all officers and directors of Resources and all other Persons employed by Resources on a full or part-time basis as of the relevant date.

         "Employment and Non-Compete Agreement" means the Agreement to be entered into among Intelligroup, Sub and Fenner, in the form of Exhibit A hereof.

         "Encumbrance" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

         "Environmental Conditions" means the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any drinking water supply, subsurface strata or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Substances by Resources or any of its predecessors or successors in interest, or by its agents, representatives, employees or independent contractors when acting in such capacity on behalf of Resources. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of persons to Hazardous Substances at the work place or the exposure of persons or property to Hazardous Substances migrating from or otherwise emanating from or located on property owned or occupied by Resources.

         "Environmental Laws" means all applicable federal, state, district and local laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, (i) laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, industrial materials, wastes or other substances into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances. Environmental Laws shall include, without limitation, applicable United Kingdom environmental laws being any statute, rule, regulation, statutory instrument, treaty, directive, direction, decision, by-law, code of practice, circular, guidance note, order, notice, demand, injunction, rule of common law or statutory or common law, duty of care of (in each case) any governmental authority or agency or any regulatory or other body (whether in the United Kingdom or overseas) in relation to Environmental Conditions.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

         "Facilities"  means  all  offices,  manufacturing  facilities,  stores,
warehouses,   administration   buildings  and  all  real  property  and  related
facilities used by Resources all as identified or listed on Schedule 3.8.

         "Fixtures and Equipment" means all of the furniture, fixtures, furnishings, machinery, computer hardware, and other tangible personal property owned by Resources wherever located and including any such Fixtures and Equipment in the possession of any of the suppliers or other vendors of Resources.

         "Hazardous Substances" means all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws. By way of example only, the term Hazardous Substances includes petroleum, urea formaldehyde, flammable, explosive and radioactive materials, PCBs, pesticides, herbicides, asbestos, sludge, slag, acids, metals, solvents and waste waters.

         "Intelligroup Stock" means the common stock, par value $.01 per share, of Intelligroup.

         "knowledge" or "to the knowledge" of a party (or similar phrases) means to the extent of matters (i) which are actually known by such party or (ii) which, based on facts of which such party is aware, would be known to a reasonable Person in similar circumstances, and when used in the context of Fenner shall be deemed to include the knowledge of the Employees.

         "Liability" means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown.

         "Management Accounts" means the balance sheet of Resources as of March 31, 1998 and the related statements of income, changes in shareholders' equity and cash flows, of Resources for the three months then ended.

         "Material Adverse Effect" or "Material Adverse Change" or a similar phrase means, with respect to any Person, (a) any material adverse effect on or change with respect to (i) the business, operations, assets (taken as a whole), liabilities (taken as a whole), condition (financial or otherwise) or results of operations, of such Person, taken as a whole, or (ii) the right or ability of such Person to consummate any of the transactions contemplated hereby or (b) any event or condition which, with the passage of time, the giving or receipt of notice or the occurrence or nonoccurrence of any other circumstance, action or event, would reasonably be expected to constitute a "Material Adverse Effect" on or "Material Adverse Change" with respect to such Person.

         "Permitted Encumbrances" means (a) liens for Taxes or governmental charges or claims (i) not yet due and payable, or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by U.S. GAAP or U.K. GAAP, as applicable, shall have been made therefor, (b) statutory liens of landlords, liens of carriers, warehousepersons, mechanics and materialpersons and other liens imposed by law incurred in the ordinary course of business for sums (i) not yet due and payable, or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by U.S. GAAP or U.K. GAAP, as applicable, shall have been made therefor, (c) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, and (d) easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case, which do not interfere with the ordinary conduct of business of Resources and do not materially detract from the value of the property upon which such encumbrance exists.

         "Permits" means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, necessary or desirable for the past, present or anticipated conduct or operation of the Business or ownership of the Assets of such Person.

         "Person" means any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority or any similar entity.

         "Proprietary Rights" means all (a) U.S. and foreign patents, patent applications, patent disclosures and improvements thereto, including petty patents and utility models and applications therefor, (b) U.S. and foreign trademarks, service marks, trade dress, logos, trade names and corporate names and the goodwill associated therewith and registrations and applications for registration thereof, (c) U.S. and foreign copyrights and registrations and applications for registration thereof, (d) U.S. and foreign mask work rights and registrations and applications for registration thereof, (e) Trade Secrets, (f) other proprietary rights, (g) copies and tangible embodiments thereof (in whatever form or medium) and (h) licenses granting any rights with respect to any of the foregoing.

         "Regulations" means any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation energy, motor vehicle safety, public utility, zoning, building and health codes, Environmental Laws, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

         "Related Party" means (i) any of Resources' officers, directors and shareholders, and any officers, directors, partners, associates or relatives of such officers, directors and shareholders, and (ii) any Person in which Resources or any Shareholder or any Affiliate, associate or relative of any such Person has any direct or indirect interest.

         "Representative" of any Person means any officer, director, principal, attorney, agent, employee or other representative of such Person.

         "Resources Financial Statements" means (a) the audited financial statements, the balance sheets of Resources as of December 31, 1997 and November 30, 1996 and the profit and loss account of Resources for the periods then ended, together with the report of Rickard Keen thereon, and (b) the Management Accounts.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Subsidiary" means, with respect to any Person, (a) any corporation of which at least 50% of the securities or interests having, by their terms, ordinary voting power to elect members to the board of directors, or other persons performing similar functions with respect to such corporation, is held, directly or indirectly, by such Person, (b) any partnership or limited liability company of which (i) such Person is a general partner or managing member or (ii) such person possesses a 50% or greater interest in the total capital or total income of such partnership or limited liability company.

         "Tax Deed" means the deed to be entered into between Sub and Fenner, in the form of Exhibit B hereof.

         "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

         "Taxes" mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, license, net worth, payroll, franchise and transfer and recording, imposed by Inland Revenue or any taxing authority (whether domestic or foreign, including any federal, state, county, local or foreign government or any subdivision or taxing agency thereof (including a U.S. possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

         "Trade  Secrets"  means all trade  secrets  and  confidential  business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, research and development information, software, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information).

         "U.K. GAAP"  means   generally   accepted  United   Kingdom  accounting
principles.

         "U.S. GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the facts and circumstances on the date of determination.

         1.2.  Interpretation Provisions.

               (a)  The words  "hereof,"  "herein" and  "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The term "or" is disjunctive but not necessarily exclusive. The terms "include" and "including" are not limiting and mean "including without limitation."

               (b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

               (c) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

               (d)  The  captions  and   headings   of  this  Agreement  are for
convenience of reference only and shall not affect the construction of this Agreement.

               (e) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

               (f) The annexes, schedules and exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

                                   ARTICLE 2.
                                   ----------

                                 THE ACQUISITION
                                 ---------------

         2.1.  The Acquisition.

               (a) Effective Time. At the Closing (as defined in Section 2.1(b) hereof), and subject to and upon the terms and conditions of this Agreement, Fenner agrees to sell to Sub, and Sub agrees to purchase from Fenner, the Resources Capital.

               (b) Closing. Subject to the satisfaction or waiver, if permissible, of the conditions set forth in Articles 5 and 6, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place (i) at the offices of Buchanan Ingersoll, 500 College Road East, Princeton, New Jersey, on the date hereof or (ii) at such other time, date or place as Intelligroup and Fenner may mutually agree.

         2.2. Directors and Officers. Fenner shall resign as a director and officer of Resources and shall cause Daphne Roadnight to tender her resignation as Company Secretary at the Closing.

         2.3. Purchase Price. At the Closing, Fenner shall receive 371,000 shares of validly issued, fully paid and nonassessable shares of restricted Intelligroup Stock.

         The shares of Intelligroup Stock issued in connection with the Acquisition pursuant to this Section 2.3 are sometimes referred to herein as the "Acquisition Shares."

         2.4. Taking of Necessary Action; Further Action. Each of Intelligroup, Sub and Fenner will take all such reasonable lawful action as may be necessary or appropriate in order to effect the Acquisition in accordance with this Agreement as promptly as practicable. If, at any time after the Closing, any such further action is necessary or desirable to carry out the purposes of this Agreement, to vest Sub with full right, title and possession to all the property, rights, privileges, power and franchises of Resources and to vest Fenner with full right, title and possession of the Acquisition Shares, the officers and directors of Intelligroup, Sub and Fenner, immediately prior to the Closing are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE 3.
                                   ----------

                    REPRESENTATIONS AND WARRANTIES OF FENNER
                    ----------------------------------------

         As an inducement of Intelligroup and Sub to enter into this Agreement, Fenner hereby makes, as of the date hereof, the following representations and warranties to Intelligroup and Sub, except as otherwise set forth in written disclosure schedules (the "Schedules") delivered to Intelligroup and Sub on or prior to the date hereof, a copy of which is attached hereto. The Schedules are numbered to correspond to the various sections of this Article 3 setting forth certain exceptions to the representations and warranties contained in this
Article 3 and certain other information called for by this Agreement. Unless otherwise specified, no disclosure made in any particular Schedule shall be deemed made in any other Schedule unless expressly made therein (by cross-reference or otherwise), unless, and only to the extent, that it would fairly be understood to contain information which also is applicable to another representation and warranty in this Article 3. It is understood and agreed that for purposes of this Article

3 (other than Sections 3.1 and 3.2), Resources shall include all of its Subsidiaries, including, without limitation, CPI Consulting Limited (No. 3316554), a corporation formed pursuant to the laws of England and Wales ("Consulting").

         3.1. Organization of Resources. Resources is a corporation duly organized, validly existing and in good standing under the laws of England and Wales. Resources has full corporate power and authority to conduct the Business as it is presently being conducted and to own or lease, as applicable, the Assets owned or leased by it. Resources is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of the Business or the ownership of its properties and where the failure to be so qualified would have a Material Adverse Effect on Resources. Each jurisdiction in which Resources is qualified to do business as a foreign corporation is set forth in Schedule 3.1.

         3.2.  Capitalization of Resources.

               (a) As of the date of this Agreement, the authorized issued share capital of Resources is (pound)10,000 consisting of 10,000 ordinary shares of (pound)1 each, of which 100 ordinary shares of (pound)1 each are in issue. Resources has no other capital stock authorized, issued or outstanding. Fenner is the sole holder of Resources Capital.

               (b) There are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of Resources.

               (c) All issued shares of Resources Capital are validly issued, fully paid and nonassessable and not subject to any preemptive or other rights created by statute, Resources' Certificate of Incorporation or Memorandum and Articles of Association or any Contract or otherwise. The Resources Capital has been issued in compliance with the Companies Act 1985.

               (d) Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal or right of any Person to cause any redemption of Resources Capital or the merger or consolidation of Resources with or into any other entity.

               (e)  Other than Consulting, Resources has no subsidiaries.

         3.3   Ownership of Share Capital; Title.

               (a) The Resources Capital held by Fenner is not subject to any shareholder agreement, voting trust, proxy or other agreement or understanding with respect to or concerning the purchase, sale or voting of such Resources Capital. Upon the Acquisition by Sub of the Resources Capital presently held by Fenner, Intelligroup shall acquire good title to such Resources Capital, free and clear of all Encumbrances.

               (b) The share capital in Consulting (the "Consulting Capital") (representing 70% of the issued share capital of Consulting) held by Resources is not subject to any shareholder agreement, voting trust, proxy or other agreement or understanding with respect to or concerning the purchase, sale or voting of such Consulting Capital. Upon the Acquisition by Sub of the Consulting Capital presently held by Resources, Intelligroup shall acquire good title to such Consulting Capital, free and clear of all Encumbrances.

         3.4.  Shareholders'   Agreements,   Etc.   There  are  no   shareholder
agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of the capital stock of Resources.

         3.5. Authorization. Fenner has all necessary power and authority to enter into this Agreement and the Ancillary Agreements to which he is a party and has taken all actions necessary to consummate the transactions contemplated hereby and thereby and to perform his obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Fenner and is, and upon the execution and delivery thereof each Ancillary Agreement to which he is a party will be, a valid and binding obligation of Fenner, enforceable against Fenner in accordance with its terms, except that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         3.6. Officers and Directors. Schedule 3.6 contains a true, correct and complete list of all the officers and directors of Resources.

         3.7.  Bank  Accounts.  Schedule  3.7  contains   a   list  of  all   of
Resources' bank accounts, safe deposit boxes, and persons authorized to draw thereon or have access thereto.

         3.8.  Real Property.

               (a) General. Resources has a revocable license to use all real property necessary for the conduct of its business as presently conducted.
Schedule 3.8 sets forth all such real property. Except as otherwise set forth on
Schedule 3.8, Resources is not a party to any Leases of real property.

               (b) Owned Real Property. Resources does not own any real property.

         3.9.  Personal Property.

               (a) General. Resources owns or leases all personal property Assets necessary for the conduct of its business as presently conducted, and the personal property Assets (taken as a whole) are in such operating condition and repair (subject to normal wear and tear) as is necessary for the conduct of its business as presently conducted.

               (b) Owned Personal Property. Resources has good and marketable title to all such personal property owned by it, free and clear of any and all Encumbrances other than Permitted Encumbrances. With respect to each such item of personal property (i) there are no Leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use of any portion of such item of personal property (except licenses of Proprietary Rights in the ordinary course of business), (ii) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such item of personal property or any portion thereof or interest therein and (iii) there are no parties (other than Resources) who are in possession of or who are using any such item of personal property.

               (c) Leased Personal Property. Resources has good and valid leasehold title to all of its Fixtures and Equipment, vehicles and other tangible personal property Assets leased by it from third parties, free and clear of any and all Encumbrances other than Permitted Encumbrances which would not permit the termination of the lease therefor by the lessor. Resources is not a party to any Lease for personal property involving annual payments in excess of $25,000.

         With respect to each Lease listed on Schedule 3.9, (i) there has been no material default under any such Lease by Resources or, to the knowledge of Fenner, by any other party, (ii) the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not cause a material default under any such Lease, (iii) such Lease is a valid and binding obligation of Resources, is in full force and effect with respect to Resources, and is enforceable against Resources, in accordance with its terms, except as the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally or (2) general principles of equity, whether considered in a proceeding at law or in equity, (iv) no action has been taken by Resources, and no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than Resources without the consent of Resources, under any such Lease that is material to Resources, (v) no party has repudiated in writing any term thereof or threatened in writing to terminate, cancel or not renew any such Lease that is material to Resources and (vi) Resources has not assigned, transferred, conveyed, mortgaged or encumbered any interest therein or in any leased property subject thereto (or any portion thereof).

         3.10. Environmental Matters.

               (a) Resources is in material compliance with all Environmental Laws. Fenner or Resources has not received any notice to the effect that, and Fenner has no knowledge that, (i) Resources is not in compliance in any material respect with, or is in violation of, any such Environmental Laws required thereunder or (ii) any currently existing circumstances are likely to result in a failure of Resources to comply with, or a violation by Resources of, any such Environmental Laws. Resources does not handle or utilize Hazardous Substances in the operation of its Business.

               (b) To the knowledge of Fenner, (i) no underground tank or other underground storage receptacle for Hazardous Substances is currently located on the Facilities, and there have been no releases of any Hazardous Substances from any such underground tank or related piping and (ii) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) of Hazardous Substances in quantities exceeding the reportable quantities as defined under federal or state law by Resources on, upon or into the Facilities other than those authorized by Environmental Laws including, without limitation, the Permits required thereunder.

               (c)  To  the   knowledge   of  Fenner,   there  are  no  PCBs  or
asbestos-containing materials located at or on the Facilities.

         3.11. Contracts.

               (a) Disclosure. Schedule 3.11 sets forth a complete and accurate list of all of the Contracts of the following categories:

                    (i) Contracts not made in the ordinary course of business;

                    (ii) License agreements or royalty agreements, whether Resources is the licensor or licensee thereunder;

                    (iii) Confidentiality and non-disclosure agreements (whether Resources is the beneficiary or the obligated party thereunder);

                    (iv) Customer orders under which the customer is to make a payment after the date hereof of $10,000 or more;

                    (v)   Research,    consulting,   service   or   distribution
agreements;

                    (vi) Contracts or commitments involving future expenditures or Liabilities, actual or potential, in excess of $10,000 after the date hereof or otherwise material to the Business or the Assets;

                    (vii)  Contracts  or  commitments   relating  to  commission
arrangements with others;

                    (viii) Employment contracts, consulting contracts and severance agreements, including Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers or directors of Resources or (B) that will result in the payment by, or the creation of any Liability of Resources, Fenner, Intelligroup or Sub to pay any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

                    (ix) Indemnification agreements;

                    (x) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether Resources shall be the borrower, lender or guarantor thereunder (excluding credit provided by Resources in the ordinary course of business to purchasers of its products and obligations to pay vendors in the ordinary course of business and consistent with past practice);

                    (xi) Contracts containing covenants limiting the freedom of Resources or any officer, director, Employee or Affiliate of Resources, to engage in any line of business or compete with any Person that relates directly or indirectly to the Business;

                    (xii)  Any  Contract  with  the  federal,   state  or  local
government or any agency or department thereof;

                    (xiii) Any Contract with a Related Party;

                    (xiv) Leases of real or personal property involving annual payments of more than $10,000; and

                    (xv) Any other Contract under which the consequences of a default or termination would reasonably be expected to have a Material Adverse Effect on Resources, individually or in the aggregate.

         Complete and accurate copies of all of the Contracts listed on Schedule 3.11, including all amendments and supplements thereto, have been made available to Intelligroup. Fenner has included as part of Schedule 3.11 a brief summary of the material terms of each oral Contract.

               (b) Absence of Defaults. All of the Contracts are valid, binding and enforceable in accordance with their terms with no existing (or to the knowledge of Fenner, threatened) Default or dispute. Resources has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its material obligations under each of such Contracts. To the knowledge of Fenner, all parties to such Contracts have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to Resources or Fenner. Fenner does not have any reason to believe that the products or services called for by any executory Contract cannot be supplied in accordance with the terms of such Contract, including time specifications, and has no reason to believe that any unfinished Contract will, upon performance by Resources result in a loss to Resources.

               (c) Product Warranty. Resources has not committed any act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to Liability for breach of warranty (whether covered by insurance or not) on the part of Resources, with respect to services rendered prior to or on the Closing Date.

         3.12. No  Conflict  or  Violation;  Consents.  Except  as set  forth on
Schedule 3.12, none of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by Fenner with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the governing documents of Resources, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its respective assets under, any Contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Resources or Fenner is a party or by which Resources or Fenner is bound or to which any of its respective assets are subject, (c) violate any applicable Regulation or Court Order or (d) impose any Encumbrance on any Assets or the Business. Except as set forth on Schedule 3.12, no notices to, declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by Resources or Fenner in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

         3.13. Permits. The operation of the Business does not require any Permits.

         3.14. Resources Financial Statements; Books and Records. Except as set forth on Schedule 3.14, the Resources Financial Statements:

                    (i) comply with the provisions of the Companies Act 1985 and all other relevant statutes;

                    (ii) have been prepared in accordance with U.K.GAAP;

                    (iii) are complete  and  accurate in all material  respects;
and

                    (iv) show a true and fair view of the state of affairs of Resources as at the Balance Sheet Date and of the profit or loss of the Resources for the accounting period ended on that date.

               (b) Full provision or reserve has been made in the Resources Financial Statements for all taxation liable to be assessed on Resources, or for which Resources is accountable, in respect of:

                    (i) profits, gains or income earned, arising, accruing or received or deemed to arise, accrue or have been received for any purpose;

                    (ii) transactions effected or deemed to have been effected or any event before the Balance Sheet Date; and

                    (iii) distributions made or deemed to have been made down to such date provided for in the Resources Financial Statements.

               (c) Full provision has been made in the Resources Financial Statements for deferred taxation in accordance with U.K. GAAP.

               (d) The aggregate book value of plant and machinery for which capital allowances have been claimed under Part II of the Capital Allowances Act 1990 (a UK statute) (the "CAA") does not exceed the written-down value of the qualifying expenditure under that Act.

               (e) If each of the capital assets of the Resources (other than assets on which capital allowances are claimed but are not calculated separately) were disposed of for a consideration equal to the book value of that asset in or adopted for the purposes of the Resources Financial Statements, no liability to corporation tax on chargeable gains or balancing charge under the CAA would arise (for this purpose there shall be disregarded any relief or allowance available to the Resources (other than amounts falling to be deducted from the consideration receivable under Section 38 of the Taxation of Chargeable Gains Act 1992 (a UK statute) (the "TCGA")).

               (f) The values placed on the current assets of Resources in the Resources Financial Statements are not in excess of their market values at the Balance Sheet Date nor their market values at the date of this agreement.

               (g) The stock-in-trade and work-in-progress have been valued in the Resources Financial Statements at the lower of cost and net realisable value. Full provision has been made for all damaged, obsolete and slow moving stock.

               (h) The results shown by the Resources Financial Statements were not materially affected by:

                    (i) transactions of a nature not usually undertaken by the Resources;

                    (ii) circumstances of an extraordinary, exceptional or non-recurring nature;

                    (iii) charges or credits relating to prior years; or

                    (iv) any change in the basis of accounting.

               (i) Resources maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management's authorizations, (ii) transactions are recorded as necessary to permit preparation of audited financial statements in accordance with U.K. GAAP and the Companies Act 1985 and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (j) The Books and Records, in reasonable detail, accurately and fairly reflect the activities of Resources and the Business and have been provided to Intelligroup for its inspection.

               (k) Resources has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in the normally maintained Books and Records.

               (l) The stock records and minute books of Resources that are made available to Intelligroup have been accurately and properly maintained and fully reflect all minutes of meetings, resolutions and other material actions and proceedings of their respective shareholders and boards of directors and all committees thereof, all issuances, transfers and redemptions of share capital of which Resources and Fenner are aware and contain true, correct and complete copies of its Certificate of Incorporation and Memorandum and Articles of Association and all amendments thereto through the date hereof.

         3.15. Absence  of Certain  Changes  or  Events.  Except as set forth on
Schedule 3.15, since the Balance Sheet Date there has not been any:

               (a)  Material Adverse Change with respect to Resources;

               (b) failure to operate the Business of Resources in the ordinary course so as to use its commercially reasonable efforts to preserve the Business intact and to preserve the continued services of its Employees and the goodwill of customers and others having business relations with Resources or their respective Representatives;

               (c) resignation or termination of any officer or Employee of Resources, or any increase in the rate of compensation payable or to become payable to any officer, Employee or Representative of Resources, including the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such Person, or the addition to, modification of, or contribution to any Employee Plan;

               (d) payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or the Assets of Resources to, or entering into of any Contract with, any Related Party except (i) directors' fees and (ii) forgiveness of loans in the amounts and to the individuals set forth on Schedule 3.15;

               (e) sale, assignment, license, transfer or Encumbrance of any of the Assets of Resources, tangible or intangible, singly or in the aggregate, other than sales of products and services in the ordinary course of business and consistent with past practice;

               (f) new Contracts, or extensions, modifications, terminations or renewals thereof, except for Contracts entered into, modified or terminated in the ordinary course of business and consistent with past practice;

               (g) actual or threatened early termination of any material customer account or group of accounts;

               (h)  disposition  or  lapsing  of  any   Proprietary   Rights  of
Resources, in whole or in part, or any disclosure of any trade secret, process or know-how to any Person not an Employee;

               (i) material change in accounting methods or practices by Resources;

               (j) revaluation by Resources of any of its Assets, including writing off notes or accounts receivable other than for which adequate reserves have been established;

               (k) damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the Assets, the Business or the prospects of Resources;

               (l) declaration, setting aside or payment of dividends or distributions in respect of any share capital of Resources or any redemption, purchase or other acquisition of any equity securities of Resources;

               (m) issuance or reservation for issuance by Resources of, or commitment of it to issue or reserve for issuance, any share capital or other equity securities or obligations or securities convertible into or exchangeable for share capital or other equity securities;

               (n) increase, decrease or reclassification of the share capital of Resources;

               (o) amendment of the Memorandum of Association or Articles of Association of Resources;

               (p) capital expenditure or execution of any lease or any incurring of liability therefor by Resources, involving payments in excess of $10,000 in the aggregate;

               (q) failure to pay any material obligation of Resources when due;

               (r) cancellation of any indebtedness or waiver of any rights of substantial value to Resources, except in the ordinary course of business and consistent with past practice;

               (s) indebtedness incurred by Resources for borrowed money or any commitment to borrow money entered into by Resources, or any loans made or agreed to be made by Resources;

               (t) liability incurred by Resources except in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

               (u) payment, discharge or satisfaction of any Liabilities of Resources other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

               (v) acquisition by Resources of any equity interest in any other Person; or

               (w)  agreement by Resources to do any of the foregoing.

         3.16. Liabilities. Except as set forth on Schedule 3.16:

               (a) Resources has no Liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) Liabilities which are reflected and properly reserved against in the Resources Financial Statements, (ii) Liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date (all of which liabilities do not exceed $50,000 in the aggregate) and (iii) liabilities arising under the Contracts (other than obligations which are required to be reflected on a balance sheet prepared in accordance with U.K. GAAP) set forth on Schedule 3.11 or which are not required to be disclosed on such Schedule and which have arisen or been incurred in the ordinary course of business.

               (b) None of the Liabilities described in this Section 3.16 relates to any breach of Contract, breach of warranty, tort, infringement or violation of law or arose out of any action, order writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, investigation or dispute (collectively, "Actions").

               (c) The reserves set forth on the Balance Sheet for liabilities are reasonable.

         3.17. Litigation. There is no Action, pending or, to the knowledge of Fenner, threatened (i) against, relating to or affecting Resources, any of its Assets or any of its officers and directors as such, (ii) which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby or by the Ancillary Agreements or (iii) with respect to which there is a reasonable likelihood of a determination which would prevent Fenner from consummating the transactions contemplated hereby. To the knowledge of Fenner, there is no basis for any Action, which if adversely determined against Resources or Fenner, their respective directors or officers, or any other Person could reasonably be expected to result in a loss to Resources, individually or in the aggregate, in excess of $10,000. There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting Resources, its Business or any of its Assets.

         3.18. Labor Matters.

               (a) Resources has five Employees, Tim Fenner, Daphne Roadnight, Peter Green, Tina Bloomfield and Shirley Lucas. The current salaries of such Employees are set forth on Schedule 3.18. To the knowledge of Fenner, Resources is in material compliance with all applicable Regulations respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security and similar taxes, and none of them are engaged in any unfair labor practice.

               (b) To the knowledge of Fenner, Resources has not entered into any severance or similar arrangement in respect of any present or former Employee that will result in any obligation (absolute or contingent) of Intelligroup or Sub, Resources to make any payment to any present or former Employee following termination of employment or upon consummation of the transactions contemplated by this Agreement.

         3.19. Employee Benefit Plans. As of the Closing, Resources shall neither operate nor be a participant in any pension arrangement. Resources does not operate or participate in or have any legal or moral obligation to contribute to any permanent health insurance, private health provision, accident benefit or any other ancillary schemes or have any liability with respect to any such benefit, arrangement or scheme.

         3.20. Transactions with Related Parties. Except for employment agreements and other compensation arrangements disclosed on Schedule 3.20, to the knowledge of Fenner, no Related Party has (a) borrowed or loaned money or other property to Resources which has not been repaid or returned, (b) any contractual or other claims, express or implied, of any kind whatsoever against Resources or (c) any interest in any property used by Resources.

         3.21. Compliance with Law. Resources has conducted the Business in material compliance with all applicable Regulations and Court Orders. Neither Resources nor Fenner has received any notice to the effect that, or has otherwise been advised that, Resources is not in compliance with any such Regulations or Court Orders, and Fenner has no reason to anticipate that any existing circumstances are likely to result in any material violation of any of the foregoing.

         3.22  Intellectual Property.

               (a) General. Resources does not hold or use any patent, patent application, trademark, tradename, service mark, copyright or mask work.

               (b) Adequacy. The Proprietary Rights of Resources are all those necessary for the normal conduct of the Business as presently conducted and as presently contemplated.

               (c) Royalties and Licenses. Except as set forth on Schedule 3.22, Resources has no obligation to compensate any Person for the use of any of its Proprietary Rights nor, except in the ordinary course of business, has Resources granted to any Person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not.

               (d) Ownership. Resources owns or has a valid right to use its Proprietary Rights, and such Proprietary Rights will not cease to be valid rights of Resources by reason of the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

               (e) Absence of Claims. Neither Resources nor Fenner (A) has received any notice alleging, or otherwise has knowledge of facts that might give rise to, invalidity with respect to any of the Proprietary Rights of Resources or (B) has received any notice of alleged infringement of any rights of others due to any activity by Resources. To the knowledge of Fenner, Resources' use of its Proprietary Rights in its past, current and planned products do not and would not infringe upon or otherwise violate the valid rights of any third party anywhere in the world. No other Person (i) has notified Resources or Fenner that it is claiming any ownership of or right to use any of Resources' Proprietary Rights or (ii) to the knowledge of Fenner, is infringing upon any such Proprietary Rights in any way.

         3.23. Tax Matters. Except as set forth on Schedule 3.23:

               (a)  Capital Gains.

                    (i) In respect of any asset owned by Resources at the Balance Sheet Date or acquired since the Balance Sheet Date:

                         (A) the  provisions  of  Section  19(3) of the  Capital
Gains Tax Act 1979 (a UK statute) (the "CGTA") and/or Sections 17 or 165 of the TCGA do not apply;

                         (B) no claim has been made under  Sections 23, 140, 152
to 158 inclusive or 247 of the TCGA;

                         (C) no such asset is subject to a deemed  disposal  and
re-acquisition under paragraphs 16, 19 or 21 of Schedule 2 to the TCGA or the mandatory use of 6 April 1965 valuation under that Schedule;

                         (D) no such asset is a wasting  asset under  Section 44
of the TCGA which does not qualify in full for capital allowances under Section 47(1) of the TCGA; and

                         (E) no election  has been made under  Section  35(5) of
the TCGA.

                    (ii) Resources does not own an unutilised capital loss to which the provisions of Section 18(3) of the TCGA applies.

                    (iii) No capital gain chargeable to corporation tax will accrue to Resources on the disposal of any debt owing to Resources.

                    (iv)  Resources  has not made any  claim or  election  under
Section 161(3) of the TCGA.

                    (v) No chargeable gain would arise on the disposal by Resources of any asset acquired since the Balance Sheet Date for a consideration equal to the consideration actually given for the acquisition of such asset (disregarding any indexation relief).

               (b) Depreciatory Transactions. No loss which might accrue on the disposal by Resources of any asset is liable to be reduced by virtue of any depreciatory transaction within the meaning of Sections 176 and 177 of the TCGA nor is any expenditure on any share or security liable to be reduced under
Section 125 of the TCGA and no chargeable gain or allowable loss arising on a disposal by Resources is likely to be adjusted pursuant to the provisions of Sections 29 and 30 of the TCGA or to fall within the provisions of Section 34 thereof relating to value shifting.

               (c)  Close Companies.

                    (i) Resources has not made (and will not be deemed to have made) any loan or advance so as to become liable to make any payment under Sections 419 or 422 of the Income and Corporation Taxes Act 1988 (a U.K. statute) (the "Taxes Act") nor has Resources written off or released or agreed to write off or release the whole or any part of any such loan or advance.

                    (ii)   Resources   is  not  and  has  never   been  a  close
investment-holding company within the meaning of Section 13A of the Taxes Act.

               (d) Deemed Distributions. No distribution within Section 418 of the Taxes Act has been made by Resources.

               (e)  Liability for Tax Primarily Due from Another Person.

                    (i) No transaction, omission or event has occurred in consequence of which Resources is or may be held liable for any taxation or deprived of relief otherwise available to it or may be otherwise held liable for any taxation primarily chargeable against some other company or Person (whether by reason of any such other company being or having been a member of the same group of companies or otherwise).

                    (ii) Resources has not since the Balance Sheet Date made any payment in respect of taxation primarily chargeable against some other company or Person.

               (f)  Claims by Resources.

                    (i) There are no matters relating to taxation in respect of which Resources (either alone or jointly with any other person) has made:

                         (A)  any  claim  (including,  but  not  limited  to,  a
supplementary claim) for relief under any taxation statute;

                         (B) any election for one type of relief,  or one basis,
system or method of taxation as opposed to another;

                         (C) any  appeal  (including,  but  not  limited  to,  a
further appeal against an assessment to taxation; and

                         (D) any application for the postponement of taxation.

                    (ii) Resources has made no claim under Sections 24, 279 or 280 of the TCGA or Sections 242 or 584 of the Taxes Act.

               (g)  Non-allowable Payments.

                    (i) There are no rents, interest, annual payments or other sums of an income nature paid or payable by Resources or which Resources is under an obligation to pay in the future that are or may be wholly or partially disallowable as deductions or charges in computing profits for the purposes of corporation tax by reason of the provisions of Sections 74, 79, 125, 338, 339, 770, 779 to 786 (inclusive) or 787 of the Taxes Act or otherwise.

                    (ii) Resources has not made any payment to or provided any benefit or agreed to make any payment to or provide any benefit for any present or former director, officer or employee of Resources or a dependent of any such Persons which is not allowable as a deduction in calculating the profits of Resources for taxation purposes.

               (h)  Capital Allowances.

                    (i) All expenditures which Resources has incurred or may incur under any subsisting commitment on the provision of machinery or plant has qualified or will qualify (if not deductible as a trading expense of a trade carried on by Resources) for writing-down allowances under the CAA.

                    (ii) The value attributed in the Accounts to each Asset or pool of Assets is such that on a disposal of each such Asset or pool of Assets on the Balance Sheet Date for a consideration equal to such value or aggregate value no balancing charge would have arisen.

                    (iii) All capital expenditures incurred by Resources since the Balance Sheet Date and all capital expenditures which may be incurred by Resources under any existing contract has qualified or will be capable of qualifying for capital allowances. Such allowances have been or will be made in taxing Resources' trade.

                    (iv) Since the Balance Sheet Date, Resources has not done or omitted to do or agreed to do or permitted to be done any act as a result of which Resources could be required to bring a disposal value into account or suffer a balancing charge or be subject to recovery of excess relief for the purpose of capital allowances under Sections 4, 24, 87, 100 or 128 of the CAA or a withdrawal of first year allowances or a recovery of excess relief under Sections 46 or 47 of the CAA.

                    (v) Resources has not incurred any expenditure on the provision of any capital allowance bearing asset for leasing.

                    (vi) No claim for capital allowances on expenditure incurred by Resources prior to Closing on the provision of machinery or plant which at the date hereof is still leased will or may be restricted by reason of Section 61(5) of the CAA (machinery and plant on lease).

                    (vii) Resources has not made any election under Section 37 of the CAA (short life assets) nor is it taken to have made any such election under subsection (8)(c) thereof.

                    (viii) Resources has not obtained any capital allowances under Chapter VI Part II of the CAA (fixtures).

                    (ix) Resources is not involved in a dispute with another person as to the entitlement of capital allowances under Section 51(7) of the CAA.

               (i)  Distributions.

                    (i) No distribution within the meaning of Sections 209 or 210 of the Taxes Act (other than dividends shown in its audited accounts) has been made by Resources since 6 April 1965. Resources is not bound to make any such distribution.

                    (ii) No securities (within the meaning of Section 254(1) of the Taxes Act) issued by Resources and remaining in issue at the date hereof were issued in such circumstances that the interest payable thereon or any other payment in respect of them fails to be treated as a distribution under Section 209 of the Taxes Act.

                    (iii) Resources has not been concerned in any exempt distribution within Section 213 of the Taxes Act.

                    (iv) Resources has not received any capital distributions to which the provisions of Section 346 of the Taxes Act could apply.

                    (v) Resources has not issued nor agreed to issue any share capital in the circumstances referred to in Section 211(1) of the Taxes Act.

               (j) Carry-Forward of Losses. Nothing has been done and no event or series of events has occurred or will, as a result of any Contract, agreement or arrangement entered into before the date hereof occur which might cause or contribute to the disallowance of the carry forward of losses or excess charges on income or surplus advance corporation tax under the provisions of Sections 245, 245A, 393 or 768 of the Taxes Act or the disallowance of the carry back of losses under the provisions of Sections 393A and 768A of the Taxes Act.

               (k)  Anti-avoidance Provisions.

                    (i) Resources has not been engaged in or been a party to any transaction or series of transactions or scheme or arrangement which has resulted or could result in the avoidance of or a reduction in a liability to taxation and to which the principle on which the case of Furniss v Dawson was decided could apply.

                    (ii) Resources has not been a party to or otherwise involved in any transaction, scheme or arrangement to which any of the following provisions could apply:

               the TCGA:                    Sections 29 - 34, 106
               the Taxes Act:               Sections 37, 56, 116,  240(11)-(13),
                                            395, 399, 404, 410, 710-28, 729-38,
                                            739-46, 774-87
               the CAA:                     Sections 42, 46, 47, 75 and 159 (4),
                                            (5) and (6).

                    (iii) Resources has not been a party to or otherwise involved in any transaction to which any of the following provisions have been or could be applied other than transactions in respect of which all necessary clearances or consents have been obtained:

               the TCGA:                    Sections 135-139
               the Taxes Act:               Sections 703-709, and 776.

               (l) Migration of Companies. Resources has not without the prior consent of the appropriate UK agency entered into or agreed to enter into any of the transactions specified in Section 765 of the Taxes Act.

               (m) Value Added Tax.

                    (i) Resources has duly registered and is a taxable person for the purposes of value added tax ("VAT"). It has complied with all statutory requirements, orders, provisions, directions or conditions relating to VAT.

                    (ii) Resources maintains complete, correct and up-to-date records for the purposes of compliance with VAT legislation.

                    (iii) Resources is not in arrears with any payment or returns of VAT or liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provision.

                    (iv) All input tax for which Resources has claimed credit has been paid by Resources in respect of supplies made to it relating to goods or services used or to be used wholly for the purpose of Resources' business.

                    (v) All supplies of goods and services made by Resources are taxable supplies for the purposes of the Value Added Tax Act 1994 (a U.K. statute) (the "VATA") and Resources has not been and will not be denied credit for any input tax by reason of the operation of Section 26 of the VATA.

                    (vi) No supplies have been made to Resources to which the provisions of Section 8 of the VATA might apply.

                    (vii) Resources has not been required by the Commissioners of Customs and Excise to give security for VAT purposes.

                    (viii) All VAT returns and payments due in respect of any group of companies of which Resources is or has been a member for VAT purposes (calculated otherwise than by reference to a supply by Resources) have been or will have been duly made by the representative member of the group up to the time when Resources ceased or will have ceased to be liable for VAT under the group registration provisions in respect of such group or groups.

                    (ix) Resources has not, during the period of 12 or 24 months respectively preceding Closing, received a surcharge liability notice under
Section 59 of the VATA or a penalty liability notice under Section 64 of the VATA.

                    (x) Neither Resources nor any "relevant associate" (as defined in paragraph 3 of Schedule 10 to the VATA) has elected to waive exemption pursuant to Schedule 10 to the VATA.

                    (xi) Resources does not hold any interest in any building or work such as is referred to in Item 1(a) Group 1 Part II Schedule 9 of the VATA.

                    (xii) Resources has not incurred any liability under the provisions of paragraph 6 of Schedule 10 to the VATA and there are no circumstances in existence at the date of this Agreement whereby Resources would become so liable on the occurrence of any of the events mentioned in paragraph 5(1)(a) or 5(1)(b) of Schedule 10 of the VATA.

                    (xiii) There are no circumstances whereby Resources is or could become liable to make any payment or increased payment as a result of another person having elected or electing to waive exemption pursuant to
Schedule 10 to the VATA.

                    (xiv) Resources owns no assets to which Part XV of The Value Added Tax Regulations 1995 applies.

               (n)  Stamp Duty and Stamp Duty Reserve Tax.

                    (i) Resources has not claimed or obtained relief from stamp duty under Section 42 of the Finance Act 1930 or Sections 75-77 of the Finance Act 1986.

                    (ii) Resources has not entered into any transaction, contract or arrangement, whether verbal or written and whether made within or outside the United Kingdom, under which it has or may become liable to pay or to account for stamp duty or stamp duty reserve tax and which liability remains unsatisfied.

               (o)  Inheritance Tax.

                    (i) Resources has not made or received any transfers of value within Sections 94 or 99 of the Inheritance Tax Act 1984.

                    (ii) Resources has not been a party to associated operations in relation to a transfer of value within the meaning of Section 268 of the Inheritance Tax Act 1984.

                    (iii) There is no  outstanding  Inland  Revenue charge under
Section 237 of the Inheritance Tax Act 1984 over the assets of or the shares in Resources.

                    (iv) No person has by virtue of Section 212 of the Inheritance Tax Act 1984 any power of sale, mortgage or charge in respect of any share in or asset of Resources.

               (p)  Purchase  of  Own  Shares.   Resources  has  not  purchased,
redeemed or repaid nor agreed to purchase, redeem or repay any of its own shares in circumstances to which Section 219 of the Taxes Act applies.

               (q) Gains Accruing to Non-Resident Companies or Trusts. There has not accrued any gain in respect of which Resources may be liable to corporation tax on chargeable gains by virtue of the provisions of Sections 13 or 86 to 98 or Schedule 5 of the TCGA.

               (r) Offshore Funds. Resources does not own and has never owned a material interest in an offshore fund which is or has at any material time been a non-qualifying offshore fund as defined by Section 760 of the Taxes Act.

               (s) No Interest in a Controlled Foreign Company. Resources does not have and has never had any interest in a controlled foreign company as defined in Section 747 of the Taxes Act.

               (t) Residence. Resources is and has always been resident only in the United Kingdom.

               (u)  Returns, Records and Payments.

                    (i) Resources has maintained full, accurate and complete records of all taxation matters where required to do so including (but not limited to) in relation to deductions made and/or accounted for in relation to National Insurance Graduated Pension Contributions and sums deducted under the PAYE system.

                    (ii) All returns, computations and payments which should be, or should have been, made by Resources for any taxation purpose have been made within the requisite periods and are up-to-date, correct and on a proper basis and none of them is, or is likely to be, the subject of any dispute with any taxation authority.

                    (iii) Resources is not and has not at any time been liable to pay any penalty or interest charged by virtue of the provisions of the Taxes Management Act or other taxation legislation.

                    (iv) There is no dispute and there has not at any time been any dispute between Resources and any taxation authority, and Resources is not and has not at any time been the subject of any investigation or discovery by any taxation authority and there are no facts which are likely to give rise to any such dispute or investigation.

                    (v)  All   payments   made  by   Resources   to   employees,
ex-employees or to any other person which ought to have been made under deduction of taxation have been so made.

                    (vi) Resources has duly and properly accounted to the relevant taxation authority for all taxation deducted where required to do so.

                    (vii) Resources has duly and properly accounted to the Inland Revenue for all taxation chargeable on benefits provided for employees and ex-employees of Resources.

                    (viii)   All   National    Insurance,    Graduated   Pension
Contributions and sums payable to the Inland Revenue under the PAYE system up to the date of this Agreement have been duly and properly paid.

               (v) Employee Benefits. Resources has not established any share option, incentive and profit sharing schemes.

               (w)  Group  Income.  Resources  has not  made an  election  under
Section 247 of the Taxes Act and Resources has not paid any dividend without accounting for advance corporation tax or made any payment without deduction of income tax in the circumstances specified in subsection 6 of that section.

               (x)  Group Relief and Surrender of Advance Corporation Tax.

                    (i) Resources is not or has not been a party to any arrangement or agreement relating to group relief (as defined by Section 402 of the Taxes Act).

                    (ii) Resources is not or has not been a party to any arrangement or agreement relating to the surrender of advance corporation tax either made or received by Resources under Section 240 of the Taxes Act.

                    (iii) Resources has not paid nor is liable to pay for the benefit of any advance corporation tax which is or may become incapable of set-off against the Resources' liability to corporation tax.

               (y) Intra Group Transfer. Resources has not acquired any asset (past or present) from any other company then or afterwards belonging to the same group of companies as Resources within the meaning of Section 170 of the TCGA.

         3.24. Insurance. Schedule 3.24 contains a complete and accurate list of all policies or binders of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided and any pending claims thereunder) of which Resources is the owner, insured or beneficiary. All of such policies are sufficient for (i) compliance with all Regulations and all of the Contracts, (ii) covering all reasonably foreseeable damage to and liabilities or contingencies relating to Resources' conduct of the Business and (iii) providing replacement cost insurance coverage for all of the Assets, Fixtures and Equipment of Resources and all leasehold improvements. Resources is not in default under any of such policies or binders, and none of them has failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. There are no facts known to Fenner upon which an insurer might be justified in reducing or denying coverage or increasing premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect by Resources through the Closing Date.

         3.25. Accounts Receivable. The accounts and notes receivable reflected in the Balance Sheet, and all accounts or notes receivable arising since the Balance Sheet Date, represent bona fide claims against debtors for services performed or other charges arising on or before the date of recording thereof, and all the services performed which gave rise to said accounts were performed in accordance with the applicable orders, Contracts or customer requirements. To the knowledge of Fenner, all such receivables are fully collectible in the ordinary course of business except to the extent of an amount not in excess of the reserve for doubtful accounts reflected on the Balance Sheet and additions to such reserves as reflected on the Books and Records.

         3.26 Customers. Schedule 3.26 sets forth a complete and accurate list of the names and addresses of the ten customers who purchased from Resources the greatest dollar volume of services during its last fiscal year and last fiscal quarter, showing the approximate total sales in dollars to each such customer during such fiscal year and quarter. Since the Balance Sheet Date, there has been no Material Adverse Change in the business relationship of Resources with any customer named on Schedule 3.26.

         3.27. Brokers; Transaction Costs. Neither Resources nor Fenner has entered into or will enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of Intelligroup, Sub, Resources or Fenner to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

         3.28. No Other Agreements to Sell Resources or the Assets. Neither Resources nor Fenner has any legal obligation, absolute or contingent, to any other Person to sell the Assets (other than Inventory in the ordinary course of business) or to sell any capital stock of Resources or to effect any merger, consolidation or other reorganization of Resources or to enter into any agreement with respect thereto, except pursuant to this Agreement.

                                   ARTICLE 4.
                                   ----------

             REPRESENTATIONS AND WARRANTIES OF INTELLIGROUP AND SUB
             ------------------------------------------------------


         As an inducement to Fenner to enter into this Agreement, except as set forth on the Intelligroup Schedule of Exceptions attached to this Agreement, Intelligroup represents and warrants to Fenner as follows, which representations and warranties are, as of the date hereof, true and accurate:

         4.1. Organization. Intelligroup is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Intelligroup has full corporate power and authority to conduct its business as it is presently being conducted and to own or lease, as applicable, the assets owned or leased by it. Intelligroup is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties and where the failure to be so qualified would have a Material Adverse Effect on Intelligroup. Sub is a corporation duly organized, validly existing and in good standing under the laws of England and Wales.

         4.2.  Capitalization.

               (a) There are 25,000,000 shares of Intelligroup Stock authorized under its Articles of Incorporation, 11,993,697 of which were issued and outstanding as of February 28, 1998; 5,000,000 authorized shares of Preferred Stock, $.01 par value, of Intelligroup ("Intelligroup Preferred Stock") authorized under its Articles of Incorporation, none of which were issued and outstanding. Intelligroup has no other stock authorized, issued or outstanding.

               (b) As of December 31, 1997, there were (i) 1,450,000 shares of Intelligroup Stock reserved for issuance upon the exercise of options granted or available for grant under the Intelligroup Option Plan (the "Intelligroup Options"), (ii) Intelligroup Options representing the right to purchase an aggregate of 1,079,992 shares of Intelligroup Stock outstanding and (iii) 370,008 shares of Intelligroup Stock available for future grants of Intelligroup Options.

               (c) Except for the Intelligroup Options and shares of Intelligroup Preferred Stock listed above, and except for director options and warrants exercisable for not more than 140,000 shares, there are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of
Intelligroup. Except as set forth above, no shares of capital stock of Intelligroup are reserved for issuance.

               (d) All shares of Intelligroup Stock to be issued hereunder will be validly issued, fully paid and nonassessable and not subject to any preemptive rights created by statute, Intelligroup's Certificate of Incorporation or Bylaws or any Contract.

               (e) Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan or pending proposal for any redemption of stock of Intelligroup or any merger or consolidation of Intelligroup with or into any other entity.

               (f) The authorized share capital stock of Sub consists of 1,000 ordinary shares of(pound)1 each of which 2 shares are in issue and are held by Intelligroup.

         4.3. Authorization. Each of Intelligroup and Sub has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and has taken all action necessary to consummate the transactions contemplated hereby and thereby and to perform its respective obligations hereunder and thereunder. This Agreement has been duly executed and delivered by each Intelligroup and Sub, and this Agreement is, and upon execution and delivery each of the Ancillary Agreements to which each of Intelligroup and Sub is a party will be, a valid and binding obligation of each of Intelligroup and Sub enforceable against each of Intelligroup and Sub in accordance with its terms, except that enforceability may be limited by the effect of (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         4.4. No Conflict or Violation; Consents. None of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by Intelligroup or Sub with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of Intelligroup's or Sub's governing documents to the extent applicable, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its assets under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Intelligroup or Sub is a party or by which Intelligroup or Sub is bound or to which any of their respective assets are subject, (c) violate any Regulation or Court Order applicable to Intelligroup or Sub or (d) impose any Encumbrance on any assets of Intelligroup or Sub. Except as set forth on Schedule 4.4, no notices to, declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by Intelligroup or Sub in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

         4.5. Reports and Financial Statements. Intelligroup has timely filed all reports required to be filed with the SEC pursuant to the Exchange Act or the Securities Act (collectively, the "SEC Reports"), and has previously made available to Resources true and complete copies of all such SEC Reports. Such SEC Reports, as of their respective dates, complied in all materials respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated
therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Intelligroup, including the notes thereto, included in the SEC Reports have been prepared in accordance with U.S. GAAP consistently applied and fairly present the consolidated financial condition of Intelligroup as at the dates thereof and consolidated results of operations and cash flows for the periods then ended.

         4.6.  Absence  of Certain  Changes  or  Events.  Except as set forth on
Schedule 4.6, since the Balance Sheet Date, there has not been any fact, event, circumstance or change affecting or relating to Intelligroup and its subsidiaries which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Intelligroup (an "Intelligroup Material Adverse Effect"), including:

               (a) any litigation (whether criminal or civil), arbitration or reference of any dispute or disagreement with an expert or any alternative dispute resolution process (apart from routine debt collection) and there are no facts or circumstances known to the management of Intelligroup likely to give rise to such litigation, arbitration, referenced or any alternative dispute resolution process;

               (b) receipt of written notification from any customer or supplier that such customer or supplier intends to cease to do business with Intelligroup or to substantially reduce its existing level of business with Intelligroup;

               (c) receipt of written notification from SAP, Oracle or any similar licensor that Intelligroup's license with such licensor is to be terminated;

               (d)  receipt of written  notification  from any officer or senior
employee  of  Intelligroup   that  they  are  to  leave  their  employment  with
Intelligroup or have dismissed such senior employee or officer;

               (e) entering into any contract other than in the ordinary course of business or acquired any material interest in another corporation or unincorporated business; or

               (f)  entering  into  an  arrangement  or  composition   with  its
creditors in any form whatsoever;

provided, however, that an Intelligroup Material Adverse Effect shall not include any adverse effect following the date of this Agreement which is solely attributable to (i) the announcement or pendency of the transactions contemplated by this Agreement or (ii) changes in national economic conditions, stock market or industry conditions generally.

         4.7.  S-3   Eligibility.    Intelligroup   satisfies   the   registrant
requirements set forth in the general instructions for use of Form S-3 under the Securities Act.

         4.8. Certain Securities Law Representations. Intelligroup has been given the opportunity to obtain any information or documents relating to, and to ask questions and receive answers about, Resources and the business and prospects of Resources which it deems necessary to evaluate the merits and risks related to its investment in the Resources Capital and to verify the information received, and Intelligroup's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its receipt of such shares.

                                   ARTICLE 5.
                                   ----------

                       CONDITIONS TO FENNER'S OBLIGATIONS
                       ----------------------------------


         The obligation of Fenner to effect the Acquisition and complete the related transactions contemplated by this Agreement are subject, in the discretion of Fenner, to the satisfaction, on or prior to the Closing Date, of each of the following conditions or the waiver of such conditions by Fenner:

         5.1. Representations, Warranties and Covenants. All representations and warranties of Intelligroup and Sub contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and Intelligroup and Sub shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to Fenner a certificate signed by a senior officer of Intelligroup and Sub to the foregoing effect ("Intelligroup Closing Certificate").

         5.2. Consents. All Consents, approvals and waivers from governmental authorities and other parties necessary to permit Intelligroup and Sub to consummate the Acquisition as contemplated hereby and by the Ancillary
Agreements shall have been obtained. Fenner shall be satisfied that all approvals required under any Regulations to permit Intelligroup and Sub to carry out the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained.

         5.3. No Court Orders. No Action by any court, governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the Ancillary Agreements. There shall not be any Regulation or Court Order that makes the acquisition of the Resources Capital contemplated hereby illegal or otherwise prohibited.

         5.4. Closing Documents. Intelligroup shall have delivered to Fenner the documents and other items described in Section 7.2 and such other documents and items as Fenner may reasonably require.

                                   ARTICLE 6.
                                   ----------

                    CONDITIONS TO INTELLIGROUP'S OBLIGATIONS
                    ----------------------------------------

         The obligations of Intelligroup and Sub to effect the Acquisition and complete the related transactions contemplated by this Agreement are subject, in the discretion of Intelligroup and Sub, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, or the waiver of such conditions by Intelligroup and Sub:

         6.1. Representations, Warranties and Covenants. All representations and warranties of Fenner contained in this Agreement shall be true and correct at and as of the Closing Date, and Fenner shall have performed in all material respects all agreements and covenants required hereby to be performed prior to or at the Closing Date. There shall be delivered to Intelligroup and Sub a certificate signed by Fenner ("Fenner Closing Certificate") to the foregoing effect.

         6.2. Consents. All Consents, approvals and waivers from governmental authorities and other parties necessary to permit Fenner to consummate the Acquisition as contemplated hereby and by the Ancillary Agreements and for the operation of the Business after the Closing (including all required third party consents under the Contracts) shall have been obtained. Intelligroup and Sub shall be satisfied that all approvals required under any Regulations to permit Fenner to carry out the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained.

         6.3. No Actions or Court Orders. No Action by any court, governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the Ancillary Agreements and which could reasonably be expected to damage Intelligroup, the Assets or the Business materially if the transactions contemplated hereby or thereby are consummated, including any material adverse effect on the right or ability of Intelligroup to own, operate or transfer Resources after the Closing. There shall not be any Regulation or Court Order that makes the acquisition of the Resources Capital contemplated hereby illegal or otherwise prohibited or that otherwise may have a Material Adverse Effect on Resources.

         6.4. Closing Documents. Fenner shall have delivered to Intelligroup and Sub the documents and other items described in Section 7.1 and such other documents and items as Intelligroup may reasonably require.

         6.5. Exemption under Federal and State Securities Laws. The issuance of shares of Intelligroup Stock in the Acquisition shall not violate any federal or state securities laws.

         6.6. Balance Sheets. Except as set forth on Schedule 6.6, on the Closing Date, immediately prior to the Closing, there shall be no indebtedness on Resources' balance sheet other than payables and accrued expenses incurred by Resources in the ordinary course of business consistent with past practice. In addition, the aggregate amount of cash, cash equivalents and accounts receivable on Resources' balance sheet as of the Closing Date shall exceed its accounts payable.

         6.7.  Pooling Accounting Treatment.

               (a) Set forth on Schedule 6.7 is a list of all Persons who are, in Fenner's reasonable judgment, "affiliates" of Resources as defined in Rule 144 under the Securities Act or for purposes of qualifying the Acquisition as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. Fenner shall cause each such Person to deliver to Intelligroup and Sub on or prior to the Closing Date a written agreement substantially in the form attached hereto as Exhibit C (an "Affiliate Letter").

               (b) Fenner shall use diligent efforts in good faith to cause the transactions contemplated by this Agreement to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and to have such accounting treatment accepted by Resources' independent public accountants, by Intelligroup's public accountants, and by the SEC, respectively. Fenner agrees that he has not taken or will not take any action that would cause such accounting treatment not to be obtained.

         6.8. Delivery of Certificates. Fenner shall have delivered to Intelligroup and Sub a duly executed stock transfer form in favor of Sub, together with the Certificate or Certificates representing the Resources Capital held by Fenner.

         6.9. Board of Directors Approval. The Acquisition shall have been approved by appropriate action of the Board of Directors of Intelligroup and Sub.

         6.10. Tax Matters.

               (a) No new elections with respect to Taxes, or changes in current elections with respect to Taxes, affecting Resources shall have been made after the date of this Agreement without the prior written consent of Intelligroup, which consent shall not be unreasonably withheld.

               (b) Fenner surrendering Certificates on the Closing Date shall have provided Intelligroup and Sub with (i) all forms, certificates and/or other instruments required to pay the stamp duty arising from the transactions contemplated by this Agreement.

         6.11. Material Adverse Change. There shall not have been any Material Adverse Change of Resources.

         6.12. Acquisition of Resources Capital. Sub shall have acquired all of the Resources Capital on or prior to the Closing Date and such transaction shall have been consummated in a manner to qualify the Acquisition as a pooling of interests in accordance with Section 6.7 hereof.

                                   ARTICLE 7.
                                   ----------

                                     CLOSING
                                     -------

         On the Closing Date at the place of Closing:

         7.1. Deliveries by Fenner to Intelligroup and Sub. Fenner shall deliver (or cause to be delivered) to Intelligroup and Sub:

               (a)  the Ancillary Agreements, duly executed by Fenner;

               (b)  any Consents required to be obtained by Fenner;

               (c)  the Fenner Closing Certificate;

               (d) an opinion of Hewitson, Becke + Shaw, counsel to Fenner, dated as of the Closing Date, in a form reasonably satisfactory to Intelligroup;

               (e) a fully executed Affiliate Letter from the Person identified on Schedule 6.7 hereof;

               (f) a letter (the "Pooling Letter"), dated the Closing Date, rom the independent certified public accountants of Resources and Intelligroup, which shall be satisfactory to Intelligroup in its sole discretion, stating without qualification that the accounting for the business combination contemplated in this Agreement and the Ancillary Agreements qualifies as a "pooling of interests" under Opinion 16 of the Accounting Principles of Board and applicable rules and regulations of the SEC;

               (g) a duly executed stock transfer form in respect of the Resources Capital in favor of Sub;

               (h)  the share certificate relating to the Resources Capital;

               (i)  the statutory books of Resources written up to date;

               (j) the books of unissued share certificates and the common seals, if any, of Resources;

               (k) the certificates of incorporation and any certificates of incorporation on change of name of Resources;

               (l) all available prints of the Memoranda and Articles of Association of Resources;

               (m) all books of account, check books, paying-in books and unused checks of Resources;

               (n) the written resignations of the auditors of Resources containing an acknowledgement that they have no claim for compensation for loss of office, professional fees or otherwise and a statement pursuant to Section 394 of the Companies Act 1985 that there are no circumstances connected with such resignations which the auditors consider should be brought to the attention of the members or creditors of Resources;

               (o) the written resignations of the directors and officers of Resources containing an acknowledgement that they have no actual or contingent claims against Resources; and

               (p) such other documents and certificates duly executed as may reasonably be requested by Intelligroup or Sub prior to the Closing Date.

         7.2. Deliveries by Intelligroup. Intelligroup shall deliver to Fenner, or any other appropriate Persons:

               (a) the Ancillary Agreements to which Intelligroup or Sub is a party, duly executed by them;

               (b)  any Consents required to be obtained by Intelligroup;

               (c)  the Intelligroup Closing Certificate;

               (d) an opinion of Buchanan Ingersoll, counsel to Intelligroup, dated as of the Closing Date, in a form reasonably satisfactory to Resources;

               (e) the Acquisition Shares to be issued to Fenner on the Closing Date; and

               (f) such other documents and certificates duly executed as may reasonably be requested by Fenner prior to the Closing Date.

                                   ARTICLE 8.
                                   ----------

                 INDEMNIFICATION OF FENNER, INTELLIGROUP AND SUB
                 -----------------------------------------------

         8.1. Survival of Representations, Etc. All statements contained in this Agreement, any schedule or in any certificate or instrument of conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby, shall be deemed to be representations and warranties by such party hereunder. The representations and warranties contained herein shall survive the Closing Date (and claims based upon or arising out of such representations and warranties, as well as any claims based upon or arising out of any covenants and agreements herein or made hereunder, may be asserted at any time before the date which shall be) until December 31, 1998; provided, however, Fenner's representations and warranties in
Section 3.3 (Ownership of Share Capital; Title), Section 3.10 (Environmental Matters), Section 3.19 (Employee Benefit Plans) and Section 3.23 (Tax Matters) and covenants made in the Tax Deed shall survive until the first anniversary of the Closing Date. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

         8.2.  Indemnification.

               General.

               (a)  Subsequent   to   the  Closing,   Fenner   shall   indemnify
Intelligroup, its Affiliates, and each of their respective, officers, directors, employees, shareholders and agents ("Intelligroup Indemnified Parties") against, and hold each of the Intelligroup Indemnified Parties harmless from any damage, claim, loss, cost, liability or expense, including without limitation, interest, penalties, reasonable attorneys' fees and expenses of investigation, diminution of value, response action, removal action or remedial action (collectively "Damages") incurred by any such Intelligroup Indemnified Party, that are incident to, arise out of, in connection with, or related to, whether directly or indirectly, the breach of any warranty, representation, covenant or agreement of Fenner contained in this Agreement or any schedule hereto or in any certificate or instrument of conveyance delivered by or on behalf of Resources or any such holder pursuant to this Agreement or in connection with the transactions contemplated hereby; provided, however, that the indemnity provisions set forth in this Section 8.2(a) shall not become effective until such time as the Damages exceed $25,000.

               (b) Subsequent to the Closing, Intelligroup shall indemnify Fenner and his heirs and assigns ("Fenner Indemnified Parties"), against, and hold each of the Fenner Indemnified Parties harmless from, any Damages incurred by such Fenner Indemnified Party, that are incident to, arise out of, in connection with, or related to, whether directly or indirectly, the breach of any warranty, representation, covenant or agreement of Intelligroup or Sub contained in this Agreement, any schedule or in any certificate or instrument of conveyance delivered by or on behalf of Intelligroup or Sub pursuant to this Agreement or in connection with the transactions contemplated hereby; provided, however, that the indemnity provisions set forth in this Section 8.2(b) shall not become effective until such time as the Damages exceed $25,000.

         The term "Damages" as used in this Section 8.2 is not limited to matters asserted by third parties against the Fenner Indemnified Parties or Intelligroup Indemnified Parties, but includes Damages incurred or sustained by such persons in the absence of third party claims. Notwithstanding the foregoing, none of the parties hereto shall be liable for any special, indirect, incidental or consequential Damages.

         It is understood and agreed that Fenner shall not be liable for Damages on all matters taken in the aggregate asserted under this Section 8.2 in excess of the value (at Closing) of one-half of the shares of Intelligroup Stock delivered to Fenner hereunder. In the event that Fenner opts to satisfy any Claim (as defined below) with shares of Intelligroup Stock, such shares shall be valued at the greater of (i) the Average Share Price at the Closing Date or (ii) the Average Share Price at the date on which a Claim is made.

         8.3. No Right of Contribution. After the Closing, Fenner shall not have any right of contribution against the Surviving Corporation for any breach of any representation, warranty, covenant or agreement of Resources. The remedies described in this Article 8 shall be in addition to, and not in lieu of, any other remedies at law or in equity that the parties may elect to pursue.

         8.4. Procedure for Claims. If a claim for Damages (a "Claim") is to be made under Article 8 by a person entitled to indemnification hereunder, the person claiming such indemnification (the "Indemnified Party") shall give written notice (a "Claim Notice") to the indemnifying person (the "Indemnifying Party") as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under Section 8.2. The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except and only to the extent that, the Indemnifying Party demonstrates actual material damage caused by such failure. In the case of a Claim involving the assertion of a claim by a third party
(whether pursuant to a lawsuit or other legal action or otherwise, a "Third-Party Claim"), if the Indemnifying Party shall acknowledge in writing to the Indemnified Party that the Indemnifying Party shall be obligated to indemnify the Indemnified Party under the terms of its indemnity hereunder in connection with such Third-Party Claim, then (A) the Indemnifying Party shall be entitled and, if it so elects, shall be obligated at its own cost, risk and expense, (1) to take control of the defense and investigation of such Third-Party Claim and (2) to pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including, without limitation, to employ and engage attorneys of its own choice reasonably acceptable to the Indemnified Party to handle and defend the same, and (B) the Indemnifying Party shall be entitled (but not obligated), if it so elects, to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. In the event the Indemnifying Party elects to assume control of the defense and investigation of such lawsuit or other legal action in accordance with this Section 8.4, the Indemnified Party may, at its own cost and expense, participate in the investigation, trial and defense of such Third-Party Claim; provided that, if the named persons to a lawsuit or other legal action include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall be entitled, at the Indemnifying Party's cost, risk and expense, to separate counsel of its own choosing. If the Indemnifying Party fails to assume the defense of such Third-Party Claim in accordance with this Section 8.4 within 10 calendar days after receipt of the Claim Notice, the Indemnified Party against which such Third-Party Claim has been asserted shall (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake the defense, compromise and settlement of such Third-Party Claim. In the event the Indemnifying Party assumes the defense of the claim, the Indemnifying Party shall keep the Indemnified Party reasonably informed of the progress of any such defense, compromise or settlement, and in the event the Indemnified Party assumes the defense of the claim, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any Third-Party Claim effected pursuant to and in accordance with this Section 8.4 and for any final judgment (subject to any right of appeal), and the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Party from and against any and all Damages by reason of such settlement or judgment.

                                   ARTICLE 9.
                                   ----------

                                  MISCELLANEOUS
                                  -------------

         9.1. Certain Securities Laws Representations. Fenner represents as follows with respect to the Acquisition Shares to be acquired in connection with the Acquisition:

               (a) He has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Acquisition Shares;

               (b) He is receiving such shares for investment for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, other than as contemplated hereby;

               (c) He has been given the opportunity to obtain any information or documents relating to, and to ask questions and receive answers about, Intelligroup and the business and prospects of Intelligroup which he deems necessary to evaluate the merits and risks related to his investment in such shares and to verify the information received, and his knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of his receipt of such shares;

               (d) His financial condition is such that he can afford to bear the economic risk of holding the shares for an indefinite period of time and has adequate means for providing for his current needs and contingencies and to suffer a complete loss of his investment in such shares;

               (e)  All  information   that  he  has  provided  to  Intelligroup
concerning himself and his financial position is correct and complete; and

               (f) He has been advised that, subject to the registration provisions set forth in Section 9.2 (i) Intelligroup's issuance of shares to him will not have been registered under the Securities Act, (ii) such shares may need to be held indefinitely, and he must continue to bear the economic risk of the investment in such shares unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) there may not be a public market for such shares, (iv) when and if such shares may be disposed of without registration in reliance on Rule 144 promulgated under the Securities Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (v) if the Rule 144 exemption is not available, public sale without registration will require compliance with an exemption under the Securities Act and (vi) a restrictive legend in the following form shall be placed on the certificates representing such shares:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTION AFFORDED BY RULE 144). UNLESS WAIVED BY INTELLIGROUP, INC., INTELLIGROUP, INC. SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AS A PRECONDITION TO ANY SUCH TRANSFER.

         9.2. Registration of Intelligroup Shares. Intelligroup agrees to register the shares of restricted Intelligroup Stock being distributed to Fenner pursuant to Section 2.3 by filing a registration statement on Form S-3 ("Form S-3") with respect to 185,500 shares of Intelligroup Stock immediately after the Closing Date, but in no event later than seven days after the issuance of such shares of Intelligroup Stock. Intelligroup shall file a Form S-3 with respect to the remaining 185,500 shares of Intelligroup Stock within 26 weeks of the Closing Date. In each case, Intelligroup shall use its best efforts to make each such registration statement effective as soon as practicable after filing.

         9.3. Compliance with the Exchange Act. Intelligroup shall comply with all applicable reporting requirements of Section 13 of the Exchange Act for three (3) years following the date of this Agreement.

         9.4. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Fenner without the prior written consent of Intelligroup, or by Intelligroup or Sub without the prior written consent of Fenner.

         9.5. Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered in person or by courier, telegraphed, telexed, sent by facsimile transmission, sent via overnight delivery service or mailed by registered or certified mail (such notice to be effective upon receipt), as follows:

         If to Fenner, to the address of Fenner as set forth on Annex 1 hereto.

         With a copy to:

                  Hewitson, Becke + Shaw
                  Stuart House
                  City Road
                  Peterborough PE11QF
                  United Kingdom
                  Fax:  011-44-1733-898060
                  Attention:   Jason Williams, Esq.

         If to Intelligroup:

                  Intelligroup, Inc.
                  517 Route One South
                  Iselin, New Jersey 08830
                  Fax:  (732) 750-1880
                  Attention:   Alan Ziegler, General Counsel

         If to Sub:

                  Del Monte House London Road
                  Staines TW184JD
                  United Kingdom
                  Fax:  011-44-1784-412023
                  Attention:   John Sanchez

         With a copy to:

                  Buchanan Ingersoll
                  500 College Road East
                  Princeton, New Jersey 08540
                  Fax:  (609) 520-0360
                  Attention:   David J. Sorin, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

         9.6. Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New Jersey except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern and in respect of such matters the parties hereby submit to the authority of the courts of such jurisdiction.

         9.7. Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.8. Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         9.9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.10. Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         9.11. Expenses. Each party will be liable for its own expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, however, Intelligroup agrees to pay an amount, not to exceed $70,000 to the advisors of Fenner.

         9.12. Publicity. Except as required by law or on advice of counsel, neither party shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior approval of the other parties, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the date hereof and after the Closing Date. Notwithstanding the foregoing, Intelligroup shall be permitted to make any public statement without obtaining the consent of any other party hereto if (i) the disclosure is required by law and (ii) Intelligroup has first used its reasonable efforts to consult with (but not to obtain the consent of) the other parties about the form and substance of such disclosure.

         9.13. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, except as specifically set forth in Article 9 hereof.

                            [Signature page follows]
                            ------------------------

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed on its behalf by its officer thereunto duly authorized, as of the day and year first above written.

                                      INTELLIGROUP, INC.,
                                      a New Jersey corporation



                                      By:/s/ Ashok Pandey
                                         ---------------------------------------

                                      Its: Co-Chairman of the Board of Directors
                                          --------------------------------------


                                      INTELLIGROUP EUROPE LIMITED,
                                      a United Kingdom corporation



                                      By:/s/ Ashok Pandey
                                         ---------------------------------------

                                      Its: Director
                                          --------------------------------------




                                      CPI RESOURCES LIMITED SHAREHOLDER




                                      /s/ Timothy Hugh Fenner
                                      ------------------------------------------
                                      Timothy Hugh Fenner


                                      Witnessed by:

                                      /s/ Jason A. Williams
                                      ------------------------------------------
                                      Jason A. Williams
                                      Solicitor
                                      Stuart House
                                      City Road
                                      Peterborough